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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-115810 and 333-160526) of Isle of Capri Casinos, Inc.,

  (2)
  Registration Statement (Form S-4 No. 333-115419) of Isle of Capri Casinos, Inc., and

  (3)
  Registration Statement (Form S-8 Nos. 33-61752, 33-80918, 33-86940, 333-50774, 333-50776, 333-77233, 333-111498, 333-123233, 333-153337, and 333-163543) of Isle of Capri Casinos, Inc.

of our reports dated June 8, 2010, with respect to the consolidated financial statements and schedule of Isle of Capri Casinos, Inc., and the effectiveness of internal control over financial reporting, of Isle of Capri Casinos, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended April 25, 2010.

/s/ Ernst & Young LLP
St. Louis, Missouri
June 8, 2010

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  Exhibit 23.1